UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2025

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 30, 2025, Fermi Inc., a Texas corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, Evercore Group L.L.C., Cantor Fitzgerald & Co. and Mizuho Securities USA LLC, for themselves and as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale by the Company, and the purchase by the Underwriters of 37,375,000 shares of Common Stock, which includes the exercise in full by the Underwriters of their over-allotment option to purchase up to 4,875,000 shares of Common Stock (the “Offering”). The material terms of the Offering are described in the prospectus, dated September 30, 2025 (the “Prospectus”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-11 (File No. 333-290089), initially filed by the Company on September 8, 2025 and thereafter amended (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Long-Term Incentive Plan

The information provided in Item 5.02 hereto under the heading “Long-Term Incentive Plan” is incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On September 30, 2025, immediately following the Commission declaring the Registration Statement effective, the Company effected a statutory conversion from a Texas limited liability company to a Texas corporation pursuant to and in accordance with a plan of conversion (the “Conversion”). Pursuant to the plan of conversion, the Board of Directors of the Company (the “Board”) was established consisting of the following five members appointed to the Board: Toby Neugebauer, Marius Haas, Rick Perry, Cordel Robbin-Coker and Lee McIntire. Cordel Robbin-Coker, Marius Haas and Lee McIntire serve as members of the Board’s Audit Committee. Cordel Robbin-Coker and Marius Haas serve as members of the Board’s Compensation Committee.

Biographical information for Toby Neugebauer, Marius Haas, Rick Perry, Cordel Robbin-Coker and Lee McIntire is set forth in the Prospectus under the caption “Management—Directors and Executive Officers” and is incorporated herein by reference.

Except as previously disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Toby Neugebauer, Marius Haas, Rick Perry, Cordel Robbin-Coker and Lee McIntire and any other person pursuant to which he or she was selected as a director. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which Toby Neugebauer, Marius Haas, Rick Perry, Cordel Robbin-Coker and Lee McIntire have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Indemnification Agreements

On September 30, 2025, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and executive officers, including Toby Neugebauer, Marius Haas, Rick Perry, Cordel Robbin-Coker, Lee McIntire, Miles Everson, Jacobo Ortiz Blanes, Larry Kellerman, Mesut Usman and Charlie Hamilton (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under applicable law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Long-Term Incentive Plan

On September 30, 2025, the Board adopted the Fermi Inc. 2025 Long-Term Incentive Plan (the “LTIP”) for the benefit of employees, contractors and directors of the Company and its subsidiaries. The LTIP provides for potential grants of the following awards with respect to shares of the Company’s Common Stock, to the extent applicable: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) non-qualified stock options or any other form of stock options; (iii) restricted stock; (iv) stock appreciation rights; (v) restricted stock units; (vi) performance awards of cash, shares of Common Stock, units or rights as provided in the LTIP; (vii) dividend equivalent rights; and (viii) other forms of awards as provided for in the LTIP (collectively referred to as “awards”).

The Compensation Committee of the Board shall oversee the LTIP pursuant to its terms and all applicable state, federal or other rules or laws, except in the event that the Board elects to administer the LTIP. The Board and its Compensation Committee have the power to determine to whom and when awards will be granted, determine the amount of awards, proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercise terms of an award, delegate duties under the LTIP and execute all other responsibilities permitted or required under the LTIP.

The maximum aggregate number of shares of the Company’s Common Stock that may be issued pursuant to awards under the LTIP shall not exceed 69,073,650 shares plus the Pre-IPO Equity Awards (as defined in the LTIP) (the “Authorized Shares”). The reserve pool is subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the LTIP. If the shares or units subject to any award are not issued or transferred, or cease to be issuable or transferable for any reason, including (but not exclusively) because shares or units are withheld or surrendered in payment of taxes or any exercise or purchase price relating to an award or because an award is forfeited, terminated, expires unexercised, is settled in cash or is otherwise terminated without a delivery of shares, those shares will again be available for issue, transfer or exercise pursuant to awards under the LTIP to the extent allowable by law. The LTIP also contains a provision that will increase the maximum aggregate number of Authorized Shares on the first trading day of each calendar year beginning with the calendar year 2026 and ending and including 2035, such that the number of Authorized Shares equals the lesser of (i) 10% of the aggregate number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, plus the Pre-IPO Equity Awards and (ii) such smaller number of shares of Common Stock as is determined by the Board in its sole discretion, provided, however, that no such adjustment shall have any effect on, or otherwise change the limit of incentive stock options, except for adjustments permitted in the LTIP.

The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2025, immediately following the Commission declaring the Registration Statement effective, the Company effected the Conversion. As a result of the Conversion, the Company’s certificate of formation and bylaws (the “Bylaws”) became effective on September 30, 2025. On October 1, 2025, the Company filed an amendment to its certificate of formation (as amended, the “Certificate of Formation”) with the Secretary of State of the State of Texas.

As described in the Registration Statement and Prospectus, the Company amended its Certificate of Formation to impose stock ownership requirements on shareholders seeking to submit a proposal on a matter (other than director nominations and procedural resolutions ancillary to the conduct of a shareholder meeting) to the shareholders of the Company for approval at a shareholder meeting. This provision requires that any shareholder or group of shareholders seeking to submit such a proposal must: (i) hold an amount of shares entitled to vote at the shareholder meeting equal to at least $1,000,000 in market value of the Company (determined as of the date of submission of the proposal) or 3% of the total number of shares eligible to vote at such meeting, (ii) hold such amount for a continuous period of at least six months before the date of the meeting, (iii) hold such amount throughout the meeting and (iv) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the proposal at the shareholder meeting, in accordance with Section 21.373 of the Texas Business Organizations Code, as amended.

A description of certain provisions of the Certificate of Formation and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Prospectus and is incorporated by reference herein.

The foregoing description of the Certificate of Formation and the Bylaws is qualified in its entirety by reference to the full text of the Certificate of Formation and Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On October 2, 2025, the Company completed its Offering of an aggregate of 37,375,000 shares of Common Stock (inclusive of the over-allotment option granted by the Company to the Underwriters of 4,875,000 additional shares of Common Stock in which the Underwriters provided notice to the Company on October 1, 2025 that the Underwriters had elected to exercise the option in full) sold by the Company at a price to the public of $21.00 per share. The gross proceeds to the Company from the Offering were $784,875,000, before deducting underwriting discounts and commissions and estimated offering expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1#	Underwriting Agreement, dated September 30, 2025, by and among the Company, UBS Securities LLC, Evercore Group L.L.C., Cantor Fitzgerald & Co. and Mizuho Securities USA LLC on behalf of themselves and each of the several underwriters listed on Schedule A thereto.
3.1	Certificate of Formation of Fermi Inc. (as amended through October 1, 2025).
3.2	Bylaws of Fermi Inc.
10.1	Form of Indemnification Agreement, by and between Fermi Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-11/A filed with the Commission on September 24, 2025).
10.2	Fermi Inc. 2025 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: October 3, 2025	By:	/s/ Miles Everson
	Name:	Miles Everson
	Title:	Chief Financial Officer

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